Exhibit 99.2

Unaudited Financial Statements of Auctane LLC at March 31, 2014 and for the three months ended March 31, 2014.

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

To the Board of Directors and
Members of Auctane LLC dba ShipStation

We have reviewed the accompanying balance sheet of Auctane LLC dba ShipStation as of March 31, 2014, and the related statements of operations, changes in members’ equity, and cash flows for the three month period then ended. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

Our responsibility is to conduct the review in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 7, Stamps.com acquired Auctane LLC, dba ShipStation, effective June 10, 2014.

PMB Helin Donovan, LLP

Austin, Texas
August 7, 2014

AUCTANE LLC dba SHIPSTATION
BALANCE SHEET
MARCH 31, 2014

ASSETS
CURRENT ASSETS
Cash	$1,407,959
Accounts receivable	283,298
Other current assets	44,510

Total current assets	1,735,767

PROPERTY AND EQUIPMENT, NET	158,072

OTHER ASSETS	26,163

Total assets	$1,920,002

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$183,177
Accrued lease liabilities, current portion	9,637
Deferred revenue	237,623
Other accrued expenses	146,344

Total current liabilities	576,781

ACCRUED LEASE LIABILITIES, net of current portion	10,310

Total liabilities	587,091

MEMBERS' EQUITY	1,332,911

Total liabilities and members' equity	$1,920,002

AUCTANE LLC dba SHIPSTATION
STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2014

REVENUE
Service	$1,714,231
Insurance	236,605
Other	11,922

Total revenue	1,962,758

COST OF REVENUES	522,920

GROSS PROFIT	1,439,838

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,106,810

INCOME FROM OPERATIONS BEFORE INCOME TAXES	333,028

INCOME TAXES	12,130

NET INCOME	$320,898

AUCTANE LLC dba SHIPSTATION
STATEMENT OF CHANGES IN MEMBERS' EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2014

Balance at December 31, 2013	$1,008,680

Payment on notes receivable from Members	3,333
Net income	320,898

Balance at March 31, 2014	$1,332,911

AUCTANE LLC dba SHIPSTATION
STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$320,898
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	10,411
Changes in operating assets and liabilities
Accounts receivable	40,760
Other current assets	(23,997)
Other assets	10,362
Accounts payable	47,337
Accrued lease liabilities	(10,971)
Deferred revenue	45,674
Other accrued expenses	25,470

Net cash provided by operating activities	465,944

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(81,212)

CASH FLOWS FROM FINANCING ACTIVITIES
Payment on notes receivable from Members	3,333

NET CHANGE IN CASH	388,065

CASH
Beginning of year	1,019,894

End of year	$1,407,959

SUPPLEMENTARY CASH FLOW INFORMATION
Capital contributed through short term note receivable	$-
Income taxes paid	$-
Interest paid	$-

AUCTANE LLC dba SHIPSTATION
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2014

NOTE 1 - OPERATIONS

Auctane LLC, dba ShipStation, (the “Company”) is a privately held web-based software solution designed to help online retailers organize, fulfill and ship their orders quickly and easily. Founded in 2011 and incorporated in Texas, ShipStation supports automatic order importing from leading online international marketplaces and shopping carts. ShipStation offers multi-carrier shipping options and automation features that allow customers to optimize their shipping.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting – The financial statements have been prepared on the accrual basis of accounting, under which revenues are recognized when they are earned and expenses are recognized when the related liabilities are incurred.

Use of estimates – Preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses and to disclose any material contingent amounts. Accordingly, actual results could differ from such estimates.

Cash – Cash consists of cash held in bank checking accounts. During the normal course of operations, cash balances may exceed federally insured limits. The Company believes it mitigates this risk by depositing at a major financial institution. The Company has not experienced any losses in these accounts and believes they are not exposed to any significant credit risk with respect to cash.

Accounts receivable – Accounts receivable are stated at unpaid balances. All balances are due within one year from fiscal quarter end. No allowance has been recorded for uncollectible balances as management believes all amounts to be collectible.

Property and equipment – Property and equipment are stated at cost. Maintenance and repairs which do not extend the useful life of the respective assets are expensed as incurred. Depreciation is provided on the straight line method over the estimated useful lives of the assets of three to five years.

Accrued lease liabilities – The Company subleases office space for which it has not been relieved of its primary obligations. Expected costs to be incurred under these operating leases exceed anticipated revenue. Accordingly, the Company has accrued the total liability remaining over the terms of the leases.

Deferred revenue – Cash received for unearned subscriptions and prepaid customer insurance is recoded as deferred revenue. As of March 31, 2014, deferred revenue consisted of deferred subscription revenue and deferred insurance revenue of $195,300 and $42,323, respectively.

Concentrations – As of March 31, 2014, two vendors comprised approximately 87% of accounts receivable. The Company believes the risk of concentration is mitigated by its history with the vendors during which there have been no issues with collectability.

Financial instruments – Financial instruments included in the Company’s balance sheet consist of cash, accounts receivable, other current assets, accounts payable, accrued lease liabilities and other accrued expenses. The carrying amounts approximate fair value for all of the Company’s financial instruments.

Revenue recognition – Service revenue consists of monthly subscription and transaction fees and is recognized in the period the service is provided.

Customers purchase parcel insurance directly through Company software. Insurance revenue represents the gross amount charged to the customer for purchasing insurance and the related cost represents the amount paid to the insurance broker. Insurance revenue is recognized in the period the insured package is shipped.

Customers pay face value for postage purchased for use through the Company’s software and the funds are transferred from the customers through a holding account to the postage carriers. The Company does not recognize revenue for this postage.

Cost of sales – Cost of sales consists principally of service and support labor costs, credit card and processing fees, insurance broker fees and application hosting while performing the Company’s services.

Advertising – Media and other advertising costs are expensed as incurred. Advertising costs for the three months ended March 31, 2014 were $198,562.

Income taxes – Limited liability companies doing business in Texas are subject to franchise taxes based on gross receipts. For federal income tax purposes, the Company has elected to be taxed as a Subchapter S Corporation and federal income tax regulations provide that no income taxes are levied. Instead, each member’s share of company profit or loss is reported on the member's separate income tax returns. Accordingly, no federal income taxes are provided for in the accompanying financial statements.

The Company has adopted the provisions related to accounting for uncertainty in income taxes, which defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has considered its tax positions and believes that all of the positions taken by the Company in its federal and state tax returns are more likely than not to be sustained upon examination. The Company files tax returns in the US federal jurisdictions and the state of Texas. With few exceptions, the Company is no longer subject to tax examinations by federal and state tax authorities for years before 2011.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment, at March 31, 2014, includes the following.

Furniture and equipment	$175,750
Software	7,482
Leasehold improvements	5,185

188,417
Accumulated depreciation	(30,345)

$158,072

Depreciation expense totaled $10,411 for the three months ended March 31, 2014.

NOTE 4 - OPERATING LEASES

The Company has entered into noncancelable operating lease agreements for two facilities in Austin, Texas requiring total monthly base payments of $20,751 expiring in November and December, 2015, respectively. Lease payments are adjusted annually per the agreements. Rent expense for the three months ended March 31, 2014 was $71,130.

Minimum future annual lease payments as of March 31, 2014 are as follows.

2014	$187,761
2015	246,459

$434,220

The Company entered into noncancelable operating sublease agreements for two properties under operating leases, one of which expired in February 2014. The remaining sublease expires in December 2015 and requires monthly payments $7,143. Sublease rental income for the three months ended March 31, 2014 was $20,628.

Minimum future annual sublease income as of March 31, 2014 is as follows.

2014	$64,288
2015	85,718

$150,006

NOTE 5 - RETIREMENT PLAN

The Company sponsors a 401(k) profit sharing plan which covers substantially all employees who have attained the age of 21 and completed a minimum of one month of service. Eligible employees may make discretionary salary deferral contributions to the plan. In addition, the Company may make matching contributions upon enrollment and profit sharing contributions after 1,000 hours of service, both at the discretion of the members. For the three months ended March 31, 2014, the Company contributed $13,656 to the plan.

NOTE 6 - CONTINGENCIES

From time to time, the Company may become party to litigation incident to the ordinary course of business. The Company assesses the likelihood of any adverse judgments or outcomes with respect to these matters and determines loss contingency assessments on a gross basis after assessing the probability of incurrence of a loss and whether a loss is reasonably estimable. In addition, the Company considers other relevant factors that could impact its ability to reasonably estimate a loss. Subsequent to March 31, 2014, the Company was notified of potential litigation regarding patent infringement and an employee grievance. The determination of the facts and merits of the claims are ongoing and the ultimate outcomes are unknown. These claims did not exist as of the balance sheet date.  No amounts have been accrued for these potential claims as of March 31, 2014.

Although the results of litigation and claims cannot be predicted with certainty, the Company currently believes that there are no additional claims or actions pending or threatened which would have a material adverse effect on its business, financial position, results of operations or cash flows.

NOTE 7 - SUBSEQUENT EVENTS

On June 16, 2014, Stamps.com (NASDAQ: STMP) announced the acquisition of the Company, effective June 10, 2014, for up-front consideration of $50 million in cash plus performance-linked earn-out consideration of up to 768,900 shares of Stamps.com common stock. At the close of acquisition, the Company will be fully-owned and consolidated by Stamps.com.

The Company has evaluated subsequent events for potential recognition and/or disclosure through August 7, 2014, the date which the financial statements were available to be issued.